Exhibit 99.1

NEWS RELEASE

ARTHUR J. GALLAGHER & CO. ANNOUNCES

FIRST QUARTER 2017 FINANCIAL RESULTS

ROLLING MEADOWS, IL, April 27, 2017 — Arthur J. Gallagher & Co. (NYSE: AJG) today reported its financial results for the quarter ended March 31, 2017. Management will host a webcast conference call to discuss these results on Friday, April 28, 2017 at 9:00 a.m. ET/8:00 a.m. CT. To listen to the call, and for printer-friendly formats of this release and the “Supplemental Quarterly Data” and “CFO Commentary,” which may also be referenced during the call, please visit ajg.com/IR. These documents contain both GAAP and non-GAAP measures. Investors and other users of this information should read carefully the section entitled “Information Regarding Non-GAAP Measures” beginning on page 7.

Summary of Financial Results – First Quarter

Reconciliations of non-GAAP measures begin on page 2

(Dollars in millions, except per share data)	1st Q 2017		1st Q 2016		Change
	Reported GAAP	Adjusted Non-GAAP	Reported GAAP	Adjusted Non-GAAP	Reported GAAP	Adjusted Non-GAAP
Brokerage Segment
Revenues	$878.5	$877.1	$825.5	$809.1	6%	8%
Organic revenues		$815.7		$794.0		2.7%
Net earnings	$78.1		$65.9		19%
Net earnings margin	8.9%		8.0%		+91 bpts
Adjusted EBITDAC		$215.7		$189.2		14%
Adjusted EBITDAC margin		24.6%		23.4%		+121 bpts
Diluted net earnings per share	$0.40	$0.46	$0.35	$0.40	14%	15%

Risk Management Segment
Revenues	$182.6	$182.6	$179.3	$179.8	2%	2%
Organic revenues		$182.5		$179.6		1.6%
Net earnings	$14.3		$15.0		-5%
Net earnings margin	7.8%		8.4%		-54 bpts
Adjusted EBITDAC		$31.2		$32.0		-3%
Adjusted EBITDAC margin		17.1%		17.8%		-71 bpts
Diluted net earnings per share	$0.08	$0.08	$0.08	$0.09	0%	-11%

Corporate Segment
Diluted net earnings (loss) per share	$(0.17)	$(0.14)	$(0.17)	$(0.15)	0%	7%

Total Company
Diluted net earnings per share	$0.31	$0.40	$0.26	$0.34	19%	18%

“We had an excellent start to 2017. Coming off a terrific 2016, we delivered solid organic growth, outstanding revenue growth from our tuck-in M&A strategy and strong margin expansion in the first quarter,” said J. Patrick Gallagher, Jr., Chairman, President and CEO. “Our unique culture is thriving around the world, demonstrated by being selected as a World’s Most Ethical Company for the sixth year in a row by the Ethisphere Institute. Our global businesses are working well together, the team is energized and we are successfully executing our strategies. We are well positioned for the remainder of 2017.”

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Quarter Ended March 31 Reported GAAP to Adjusted Non-GAAP Reconciliation:

							Diluted Net
	Revenues		Net Earnings		EBITDAC		Earnings Per Share
Segment	1st Q 17	1st Q 16	1st Q 17	1st Q 16	1st Q 17	1st Q 16	1st Q 17	1st Q 16
	(in millions)		(in millions)		(in millions)
Brokerage, as reported	$878.5	$825.5	$78.1	$65.9	$208.0	$176.8	$0.40	$0.35
Gains on book sales	(1.4)	(2.2)	(1.0)	(1.5)	(1.4)	(2.2)	—	(0.01)
Acquisition integration	—	—	2.0	10.0	2.9	14.2	0.01	0.06
Workforce & lease termination	—	—	2.7	1.1	3.9	1.6	0.02	—
Acquisition related adjustments	—	—	6.2	0.3	2.3	0.8	0.03	—
Levelized foreign currency translation	—	(14.2)	—	(0.6)	—	(2.0)	—	—

Brokerage, as adjusted *	877.1	809.1	88.0	75.2	215.7	189.2	0.46	0.40

Risk Management, as reported	182.6	179.3	14.3	15.0	31.0	31.0	0.08	0.08
Workforce & lease termination	—	—	0.1	0.3	0.2	0.5	—	0.01
Levelized foreign currency translation	—	0.5	—	0.3	—	0.5	—	—

Risk Management, as adjusted *	182.6	179.8	14.4	15.6	31.2	32.0	0.08	0.09

Corporate, as reported	351.6	295.6	(24.6)	(23.0)	(51.2)	(38.4)	(0.17)	(0.17)
Litigation settlement	—	—	4.4	3.7	5.5	4.7	0.02	0.02
Home office lease termination/move	—	—	2.4	—	4.0	—	0.01	—

Corporate, as adjusted *	351.6	295.6	(17.8)	(19.3)	(41.7)	(33.7)	(0.14)	(0.15)

Total Company, as reported	$1,412.7	$1,300.4	$67.8	$57.9	$187.8	$169.4	$0.31	$0.26

Total Company, as adjusted *	$1,411.3	$1,284.5	$84.6	$71.5	$205.2	$187.5	$0.40	$0.34

Total Brokerage & Risk Management, as reported	$1,061.1	$1,004.8	$92.4	$80.9	$239.0	$207.8	$0.48	$0.43

Total Brokerage & Risk Management, as adjusted *	$1,059.7	$988.9	$102.4	$90.8	$246.9	$221.2	$0.54	$0.49

*	For 2017, the pretax impact of the Brokerage Segment adjustments totals $14.4 million, with a corresponding adjustment to the provision for income taxes of $4.5 million relating to these items. The pretax impact of the Risk Management Segment adjustments totals $0.2 million, with a corresponding adjustment to the provision for income taxes of $0.1 million relating to these items. The pretax impact of the Corporate Segment adjustments totals $9.5 million, with a corresponding adjustment to the provision for income taxes of $2.7 million relating to these items. A detailed reconciliation of the 2017 and 2016 provision for income taxes is shown on page 12.

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Brokerage Segment Reported GAAP to Adjusted Non-GAAP Reconciliations (dollars in millions):

Organic Revenues (Non-GAAP)	1st Q 17	1st Q 16	Change
Base Commissions and Fees
Commissions and fees, as reported	$778.5	$725.1	7.4%
Less commissions and fees from acquisitions	(47.0)	—
Less disposed of operations	—	(1.4)
Levelized foreign currency translation	—	(12.9)

Organic base commissions and fees	$731.5	$710.8	2.9%

Supplemental Commissions
Supplemental commissions, as reported	$34.5	$32.9	4.9%
Less supplemental commissions from acquisitions	(1.2)	—
Less disposed of operations	—	(0.1)
Levelized foreign currency translation	—	(1.4)

Organic supplemental commissions	$33.3	$31.4	6.1%

Contingent Commissions
Contingent commissions, as reported	$53.4	$55.2	-3.3%
Less contingent commissions from acquisitions	(2.5)	—
Less disposed of operations	—	(2.8)
Levelized foreign currency translation	—	(0.6)

Organic contingent commissions	$50.9	$51.8	-1.7%

Total reported commissions, fees, supplemental commissions and contingent commissions	$866.4	$813.2	6.5%
Less commissions and fees from acquisitions	(50.7)	—
Less disposed of operations	—	(4.3)
Levelized foreign currency translation	—	(14.9)

Total organic commissions, fees, supplemental commissions and contingent commissions	$815.7	$794.0	2.7%

Our domestic and international operations both posted growth similar to the 2.9% growth in organic commission and fee revenues for first quarter 2017.

Acquisition Activity	1st Q 17	1st Q 16
Number of acquisitions closed *	12	8
Estimated annualized revenues acquired (in millions)	$62.5	$30.0

*	Gallagher issued 259,000 shares in connection with tax-free exchange acquisitions in first quarter 2017, which had been pre-purchased in mid-2016.

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Brokerage Segment Reported GAAP to Adjusted Non-GAAP Reconciliations (continued):

Compensation Expense and Ratios		1st Q 17	1st Q 16
Compensation expense, as reported		$525.5	$492.9
Acquisition integration (1)		(1.1)	(4.6)
Workforce and lease termination related charges		(3.5)	(1.3)
Acquisition related adjustments		(2.3)	(0.8)
Levelized foreign currency translation		—	(10.0)

Compensation expense, as adjusted		$518.6	$476.2

Reported compensation expense ratios using reported revenues on page 2	*	59.8%	59.7%

Adjusted compensation expense ratios using adjusted revenues on page 2	*	59.1%	58.9%

*	Reported first quarter compensation ratio was 0.1 pts higher than the same period in 2016. Adjusted first quarter compensation ratio was 0.2 pts higher than the same period in 2016. Both ratios were primarily impacted by an increase in stock compensation costs related to the increase in our stock price, partially offset by savings in employee benefits.

Operating Expense and Ratios			1st Q 17	1st Q 16
Operating expense, as reported			$145.0	$155.8
Acquisition integration (1)			(1.8)	(9.6)
Workforce and lease termination related charges			(0.4)	(0.3)
Levelized foreign currency translation			—	(2.2)

Operating expense, as adjusted			$142.8	$143.7

Reported operating expense ratios using reported revenues on page 2	*		16.5%	18.9%

Adjusted operating expense ratios using adjusted revenues on page 2	*	*	16.3%	17.8%

*	Reported first quarter operating expense ratio was 2.4 pts lower than the same period in 2016. This ratio was primarily impacted by lesser integration costs such as technology and lease termination charges, and business insurance.

**	Adjusted first quarter operating expense ratio was 1.5 pts lower than the same period in 2016. This ratio was primarily impacted by savings in real estate, business insurance and office supplies.

Net Earnings to Adjusted EBITDAC (Non-GAAP)	1st Q 17	1st Q 16	Change
Net earnings, as reported	$78.1	$65.9	18.5%
Provision for income taxes	39.6	34.1
Depreciation	14.9	14.0
Amortization	63.6	58.9
Change in estimated acquisition earnout payables	11.8	3.9

EBITDAC	208.0	176.8	17.7%
Gains from books of business sales	(1.4)	(2.2)
Acquisition integration (1)	2.9	14.2
Acquisition related adjustments	2.3	0.8
Workforce and lease termination related charges	3.9	1.6
Levelized foreign currency translation	—	(2.0)

EBITDAC, as adjusted	$215.7	$189.2	14.0%

Net earnings margin, as reported using reported revenues on page 2	8.9%	8.0%	+91 bpts

EBITDAC margin, as adjusted using adjusted revenues on page 2	24.6%	23.4%	+121 bpts

(1)	Acquisition integration costs consist mostly of IT system conversion costs, professional fees and compensation related to certain of our large acquisitions outside the scope of our usual tuck-in strategy.

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Risk Management Segment Reported GAAP to Adjusted Non-GAAP Reconciliations (dollars in millions):

Organic Revenues (Non-GAAP)		1st Q 17	1st Q 16	Change
Fees	*	$180.8	$177.3	2.0%
International performance bonus fees		1.7	1.8	-5.6%

Fees as reported		182.5	179.1	1.9%
Levelized foreign currency translation		—	0.5

Organic fees	*	$182.5	$179.6	1.6%

*	Organic fee growth was hampered by a law change in South Australia, which capped the time an injured worker can receive benefits. A shorter claim life also effectively reduced our revenues in the first quarter by $2.2 million which had an adverse impact on our organic growth of 1.2%. We expect a similar impact for remaining three quarters of 2017.

Compensation Expense and Ratios		1st Q 17	1st Q 16
Compensation expense, as reported		$107.8	$105.5
Workforce and lease termination related charges		(0.2)	(0.5)
Levelized foreign currency translation		—	—

Compensation expense, as adjusted		$107.6	$105.0

Reported compensation expense ratios using reported revenues on page 2	*	59.0%	58.8%

Adjusted compensation expense ratios using adjusted revenues on page 2	*	58.9%	58.4%

*	Reported first quarter compensation ratio was 0.2 pts higher than the same period in 2016. Adjusted first quarter compensation ratio was 0.5 pts higher than the same period in 2016. Both ratios were primarily impacted by an increase in base and incentive compensation, partially offset by savings in employee benefits.

Operating Expense and Ratios		1st Q 17	1st Q 16
Operating expense, as reported		$43.8	$42.8
Levelized foreign currency translation		—	—

Operating expense, as adjusted		$43.8	$42.8

Reported operating expense ratios using reported revenues on page 2	*	24.0%	23.9%

Adjusted operating expense ratios using adjusted revenues on page 2	*	24.0%	23.8%

*	Reported first quarter operating expense ratio was 0.1 pts higher than the same period in 2016. Adjusted first quarter operating expense ratio was 0.2 pts higher than the same period in 2016. Both ratios were primarily impacted by an increase in professional fees from our vendor-related revenues, partially offset by savings in office supplies and technology expenses.

Net Earnings to Adjusted EBITDAC (Non-GAAP)	1st Q 17	1st Q 16	Change
Net earnings, as reported	$14.3	$15.0	-4.7%
Provision for income taxes	8.6	9.0
Depreciation	7.4	6.6
Amortization	0.7	0.4
Change in estimated acquisition earnout payables	—	—

EBITDAC	31.0	31.0	0.0%
Workforce and lease termination related charges	0.2	0.5
Levelized foreign currency translation	—	0.5

EBITDAC, as adjusted	$31.2	$32.0	-2.5%

Net earnings margin, as reported using reported revenues on page 2	7.8%	8.4%	-54 bpts

EBITDAC margin, as adjusted using adjusted revenues on page 2	17.1%	17.8%	-71 bpts

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Corporate Segment Reported GAAP to Adjusted Non-GAAP Reconciliations (dollars in millions):

	2017			2016
	Pretax Earnings (Loss)	Income Tax Benefit	Net Earnings Attributable to Controlling Interests	Pretax Earnings (Loss)	Income Tax Benefit	Net Earnings Attributable to Controlling Interests
1st Quarter
Interest and banking costs	$(30.7)	$12.3	$(18.4)	$(26.3)	$10.5	$(15.8)
Clean energy related (1)	(40.4)	39.5	(0.9)	(33.9)	31.2	(2.7)
Acquisition costs	(2.7)	0.7	(2.0)	(1.7)	0.3	(1.4)
Corporate	(11.8)	8.5	(3.3)	(8.6)	2.3	(6.3)
Litigation settlement	(5.5)	1.1	(4.4)	(4.7)	1.0	(3.7)
Home office lease termination/move	(4.0)	1.6	(2.4)	—	—	—

Reported 1st quarter	(95.1)	63.7	(31.4)	(75.2)	45.3	(29.9)
Litigation settlement	5.5	(1.1)	4.4	4.7	(1.0)	3.7
Home office lease termination/move	4.0	(1.6)	2.4	—	—	—

Adjusted 1st quarter	$(85.6)	$61.0	$(24.6)	$(70.5)	$44.3	$(26.2)

(1)	Pretax earnings for the first quarter are presented net of amounts attributable to noncontrolling interests of $6.8 million in 2017 and $6.9 million in 2016.

Interest and banking costs and debt - At March 31, 2017, Gallagher had $2,450.0 million of borrowings from private placements, $395.0 million of short-term borrowings under its line of credit facility and $104.4 million outstanding under a revolving loan facility that provides funding for premium finance receivables, which are fully collateralized by the underlying premiums held by insurance carriers, and as such are excluded from our debt covenant computations. Gallagher anticipates closing private placements of debt in or around August 2017 to fund the repayment of debt maturing around such time. Any such private placement notes have not been, and will not be, registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. This earnings release shall not constitute an offer to sell or the solicitation of an offer to buy the notes.

Clean energy - Consists of the operating results related to our investments in 34 clean coal production plants and royalty income from clean coal licenses related to Chem-Mod LLC. Additional information regarding these results is available in the “CFO Commentary” at ajg.com/IR.

Acquisition costs - Consists mostly of external professional fees and other due diligence costs related to acquisitions.

Corporate - Consists of overhead allocations mostly related to corporate staff compensation and other corporate level activities. In the CFO commentary document as of January 26, 2017, we provided an estimate of our first quarter 2017 after-tax loss for this line ranging between $6.0 million and $7.0 million. As shown above, we actually reported a loss of $3.3 million. The favorable variance occurred because of more income tax benefit from a new accounting standard for employee share-based compensation than we estimated in January 2017.

Litigation Settlement - During the third quarter of 2015, Gallagher settled litigation against certain former U.K. executives and their advisors for a pretax gain of $31.0 million ($22.3 million net of costs and taxes). Incremental expenses that arose in connection with this matter will result in quarterly after-tax charges being incurred through June 30, 2017.

Home Office Lease Termination/Move - During first quarter 2017, we relocated our corporate office headquarters to a nearby suburb of Chicago. Move-related after-tax charges were $2.4 million in the first quarter of 2017. After-tax lease abandonment charges are expected to total approximately $4.0 million and $1.5 million in the second and third quarters of 2017, respectively.

Income Taxes

Gallagher allocates the provision for income taxes to its Brokerage and Risk Management segments using the local country statutory rates. Gallagher’s consolidated effective tax rate for the quarters ended March 31, 2017 and 2016 was (29.6)% and (3.9)%, respectively, which was lower than the statutory rate due to the amount of IRC Section 45 tax credits earned and the impact of the income tax benefit of stock compensation in first quarter 2017.

At-the-market equity program - Gallagher has an at-the-market equity program under which up to $15.6 million of its common stock remaining in the program may be sold through Morgan Stanley & Co. LLC as sales agent. During first quarter 2017, Gallagher did not sell any shares of its common stock under the program.

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Webcast Conference Call

Gallagher will host a webcast conference call on Friday, April 28, 2017 at 9:00 a.m. ET/8:00 a.m. CT. To listen to this call, please go to ajg.com/IR. The call will be available for replay at such website for at least 90 days.

About Arthur J. Gallagher & Co.

Arthur J. Gallagher & Co., an international insurance brokerage and risk management services firm, is headquartered in Rolling Meadows, Illinois, has operations in 33 countries and offers client-service capabilities in more than 150 countries around the world through a network of correspondent brokers and consultants.

Cautionary Information

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. When used in this press release, the words “anticipates,” “believes,” “contemplates,” “see,” “should,” “could,” “will,” “estimates,” “expects,” “intends,” “plans” and variations thereof and similar expressions, are intended to identify forward-looking statements. Examples of forward-looking statements include, but are not limited to, statements regarding (i) the amount of, and potential uses for, investment returns generated by Gallagher’s clean energy investments; (ii) our corporate income tax rate; (iii) anticipated future results or performance of any segment or the Company as a whole; (iv) the premium rate environment; (v) the economic environment; (vi) anticipated acquisition integration costs; and (vii) anticipated actions to be taken in connection with maturing debt.

Gallagher’s actual results may differ materially from those contemplated by the forward-looking statements. Readers are therefore cautioned against relying on any of the forward-looking statements, which are neither statements of historical fact nor guarantees or assurances of future performance. Important factors that could cause actual results to differ materially from those in the forward-looking statements include the following:

•	Risks and uncertainties related to Gallagher’s clean energy investments, including uncertainties related to political and regulatory risks, such as potential actions by Congress or challenges by the IRS eliminating or reducing the availability of tax credits under IRC Section 45 retroactively and/or going forward; the ability to maintain and find co-investors; the potential for divergent business objectives by co-investors and other stakeholders; plant operational risks, including supply-chain risks; utilities’ future use of, or demand for, coal; the market price of coal; the costs of moving a clean coal plant; intellectual property litigation risks; and environmental risks - all of which could impact (i) and (ii) above; and

•	Changes in worldwide and national economic conditions (including a possible economic downturn or recession in the U.K. because of the recent Brexit vote); changes in premium rates and in insurance markets generally; changes in the insurance brokerage industry’s competitive landscape; and the uncertainties and challenges inherent in the acquisition integration process - all of which could impact (iii) - (vii) above.

Please refer to Gallagher’s filings with the SEC, including Item 1A, “Risk Factors,” of its Annual Report on Form 10-K for the fiscal year ended December 31, 2016 for a more detailed discussion of these and other factors that could impact its forward-looking statements. Any forward-looking statement made by Gallagher in this press release speaks only as of the date on which it is made. Except as required by applicable law, Gallagher does not undertake to update the information included herein or the corresponding earnings release posted on Gallagher’s website.

Information Regarding Non-GAAP Measures

In addition to reporting financial results in accordance with GAAP, this press release provides information regarding EBITDAC, EBITDAC margin, adjusted EBITDAC, adjusted EBITDAC margin, diluted net earnings per share, as adjusted (adjusted EPS), for the Brokerage and Risk Management segments, adjusted revenues, adjusted compensation and operating expenses, adjusted compensation expense ratio, adjusted operating expense ratio and organic revenue measures for each operating segment. These measures are not in accordance with, or an alternative to, the GAAP information provided in this press release. Gallagher’s management believes that these presentations provide useful information to management, analysts and investors regarding financial and business trends relating to Gallagher’s results of operations and financial condition. See further below for definitions and the reason each of these measures is useful to investors. Gallagher’s industry peers may provide similar supplemental non-GAAP information with respect to one or more of these measures, although they may not use the same or comparable terminology and may not make identical adjustments. The non-GAAP information provided by Gallagher should be used in addition to, but not as a substitute for, the GAAP information provided. As disclosed in its most recent Proxy Statement, beginning in first quarter 2017, Gallagher makes determinations regarding certain elements of executive officer compensation, performance share awards and annual cash incentive awards, partly on the basis of measures related to adjusted EBITDAC. Certain reclassifications have been made to the prior year amounts reported in this press release in order to conform them to the current year presentation.

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Adjusted Non-GAAP presentation - Gallagher believes that the adjusted non-GAAP presentations of the current and prior year information, presented in this earnings release, provide stockholders and other interested persons with useful information regarding certain financial metrics of Gallagher that may assist such persons in analyzing Gallagher’s operating results as they develop a future earnings outlook for Gallagher. The after-tax amounts related to the adjustments were computed using the normalized effective tax rate for each respective period. See page 12 for a reconciliation of the adjustments made to income taxes.

•	Adjusted revenues and expenses - Revenues, compensation expense and operating expense, respectively, each adjusted to exclude the following:

•	Net gains realized from sales of books of business, which are primarily net proceeds received related to sales of books of business and other divestiture transactions.

•	Acquisition integration costs, which include costs related to certain of our large acquisitions, outside the scope of our usual tuck-in strategy, not expected to occur on an ongoing basis in the future once we fully assimilate the applicable acquisition. These costs are typically associated with redundant workforce, extra lease space, duplicate services and external costs incurred to assimilate the acquisition with our IT related systems.

•	Workforce related charges, which primarily include severance costs related to employee terminations and other costs associated with redundant workforce.

•	Lease termination related charges, which primarily include costs related to terminations of real estate leases and abandonment of leased space.

•	Acquisition related adjustments, which include change in estimated acquisition earnout payables adjustments, impacts of acquisition valuation true-ups, impairment charges and acquisition related compensation charges.

•	The impact of foreign currency translation, as applicable. The amounts excluded with respect to foreign currency translation are calculated by applying current year foreign exchange rates to the same periods in the prior year.

•	Adjusted ratios - Adjusted compensation expense and adjusted operating expense, respectively, each divided by adjusted revenues.

Non-GAAP Earnings Measures

•	EBITDAC and EBITDAC margin - EBITDAC is net earnings before interest, income taxes, depreciation, amortization and the change in estimated acquisition earnout payables and EBITDAC margin is EBITDAC divided by total revenues. These measures for the Brokerage and Risk Management segments provide a meaningful representation of Gallagher’s operating performance and, for the overall business, provide a meaningful way to measure its financial performance on an ongoing basis.

•	Adjusted EBITDAC and Adjusted EBITDAC Margin - Adjusted EBITDAC is EBITDAC adjusted to exclude net gains realized from sales of books of business, acquisition integration costs, workforce related charges, lease termination related charges, acquisition related adjustments and the period-over-period impact of foreign currency translation, as applicable and Adjusted EBITDAC margin is Adjusted EBITDAC divided by total adjusted revenues (defined above). These measures for the Brokerage and Risk Management segments provide a meaningful representation of Gallagher’s operating performance, and are also presented to improve the comparability of our results between periods by eliminating the impact of the items that have a high degree of variability.

•	Adjusted EPS for the Brokerage and Risk Management segments - Net earnings adjusted to exclude the after-tax impact of net gains realized from sales of books of business, acquisition integration costs, the impact of foreign currency translation, workforce related charges, lease termination related charges and acquisition related adjustments divided by diluted weighted average shares outstanding. This measure provides a meaningful representation of Gallagher’s operating performance (and as such should not be used as a measure of Gallagher’s liquidity), and is also presented to improve the comparability of our results between periods by eliminating the impact of the items that have a high degree of variability.

Organic Revenues (a non-GAAP measure) - For the Brokerage segment, organic change in base commission and fee revenues excludes the first twelve months of net commission and fee revenues generated from acquisitions and the net commission and fee revenues related to operations disposed of in each year presented. These commissions and fees are excluded from organic revenues in order to help interested persons analyze the revenue growth associated with the operations that were a part of Gallagher in both the current and prior year. In addition, change in base commission and fee revenue organic growth excludes the period-over-period impact of foreign currency translation. For the Risk Management segment, organic change in fee revenues excludes the first twelve months of fee revenues generated from acquisitions and the fee revenues related to operations disposed of in each year presented. In addition, change in organic growth excludes the period-over-period impact of foreign currency translation to improve the comparability of our results between periods by eliminating the impact of the items that have a high degree of variability or are due to the limited-time nature of these revenue sources.

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These revenue items are excluded from organic revenues in order to determine a comparable, but non-GAAP, measurement of revenue growth that is associated with the revenue sources that are expected to continue in the current year and beyond. Gallagher has historically viewed organic revenue growth as an important indicator when assessing and evaluating the performance of its Brokerage and Risk Management segments. Gallagher also believes that using this non-GAAP measure allows readers of our financial statements to measure, analyze and compare the growth from its Brokerage and Risk Management segments in a meaningful and consistent manner.

Reconciliation of Non-GAAP Information Presented to GAAP Measures - This press release includes tabular reconciliations to the most comparable GAAP measures, as follows: for EBITDAC (on pages 10 and 11), for adjusted revenues, adjusted EBITDAC and adjusted diluted net earnings per share (on page 2), for organic revenue measures (on pages 3 and 5, respectively, for the Brokerage and Risk Management segments), for adjusted compensation and operating expenses and adjusted EBITDAC margin (on pages 4 and 5, respectively, for the Brokerage and Risk Management segments). Reported compensation and operating expense ratios can also be found in the “Supplemental Quarterly Data” available at ajg.com/IR.

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Arthur J. Gallagher & Co.

Reported Statement of Earnings and EBITDAC - 1st Qtr Ended March 31,

(Unaudited - in millions except per share, percentage and workforce data)

	1st Q Ended	1st Q Ended
Brokerage Segment	Mar 31, 2017	Mar 31, 2016
Commissions	$590.5	$566.0
Fees	188.0	159.1
Supplemental commissions	34.5	32.9
Contingent commissions	53.4	55.2
Investment income and gains realized on books of business sales	12.1	12.3

Revenues	878.5	825.5

Compensation	525.5	492.9
Operating	145.0	155.8
Depreciation	14.9	14.0
Amortization	63.6	58.9
Change in estimated acquisition earnout payables	11.8	3.9

Expenses	760.8	725.5

Earnings before income taxes	117.7	100.0
Provision for income taxes	39.6	34.1

Net earnings	78.1	65.9
Net earnings attributable to noncontrolling interests	5.3	4.5

Net earnings attributable to controlling interests	$72.8	$61.4

EBITDAC
Net earnings	$78.1	$65.9
Provision for income taxes	39.6	34.1
Depreciation	14.9	14.0
Amortization	63.6	58.9
Change in estimated acquisition earnout payables	11.8	3.9

EBITDAC	$208.0	$176.8

	1st Q Ended	1st Q Ended
Risk Management Segment	Mar 31, 2017	Mar 31, 2016
Fees	$182.5	$179.1
Investment income	0.1	0.2

Revenues	182.6	179.3

Compensation	107.8	105.5
Operating	43.8	42.8
Depreciation	7.4	6.6
Amortization	0.7	0.4

Expenses	159.7	155.3

Earnings before income taxes	22.9	24.0
Provision for income taxes	8.6	9.0

Net earnings	14.3	15.0
Net earnings attributable to noncontrolling interests	—	—

Net earnings attributable to controlling interests	$14.3	$15.0

EBITDAC
Net earnings	$14.3	$15.0
Provision for income taxes	8.6	9.0
Depreciation	7.4	6.6
Amortization	0.7	0.4

EBITDAC	$31.0	$31.0

	1st Q Ended	1st Q Ended
Corporate Segment	Mar 31, 2017	Mar 31, 2016
Revenues from consolidated clean coal facilities	$340.3	$282.0
Royalty income from clean coal licenses	11.9	13.1
Loss from unconsolidated clean coal facilities	(0.4)	(0.3)
Other net (losses) revenues	(0.2)	0.8

Revenues	351.6	295.6

Cost of revenues from consolidated clean coal facilities	366.9	304.4
Compensation	24.3	23.7
Operating	11.6	5.9
Interest	29.9	25.8
Depreciation	7.2	4.1

Expenses	439.9	363.9

Loss before income taxes	(88.3)	(68.3)
Benefit for income taxes	(63.7)	(45.3)

Net earnings (loss)	(24.6)	(23.0)
Net earnings attributable to noncontrolling interests	6.8	6.9

Net earnings (loss) attributable to controlling interests	$(31.4)	$(29.9)

EBITDAC
Net earnings (loss)	$(24.6)	$(23.0)
Benefit for income taxes	(63.7)	(45.3)
Interest	29.9	25.8
Depreciation	7.2	4.1

EBITDAC	$(51.2)	$(38.4)

See “Information Regarding Non-GAAP Measures” on page 7 of 12.

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Arthur J. Gallagher & Co.

Reported Statement of Earnings and EBITDAC - 1st Qtr Ended March 31,

(Unaudited - in millions except share and per share data)

	1st Q Ended	1st Q Ended
Total Company	Mar 31, 2017	Mar 31, 2016
Commissions	$590.5	$566.0
Fees	370.5	338.2
Supplemental commissions	34.5	32.9
Contingent commissions	53.4	55.2
Investment income and gains realized on books of business sales	12.2	12.5
Revenues from clean coal activities	351.8	294.8
Other net (losses) revenues - Corporate	(0.2)	0.8

Revenues	1,412.7	1,300.4

Compensation	657.6	622.1
Operating	200.4	204.5
Cost of revenues from clean coal activities	366.9	304.4
Interest	29.9	25.8
Depreciation	29.5	24.7
Amortization	64.3	59.3
Change in estimated acquisition earnout payables	11.8	3.9

Expenses	1,360.4	1,244.7

Earnings before income taxes	52.3	55.7
Benefit for income taxes	(15.5)	(2.2)

Net earnings	67.8	57.9
Net earnings attributable to noncontrolling interests	12.1	11.4

Net earnings attributable to controlling interests	$55.7	$46.5

Diluted net earnings per share	$0.31	$0.26

Dividends declared per share	$0.39	$0.38

EBITDAC
Net earnings	$67.8	$57.9
Benefit for income taxes	(15.5)	(2.2)
Interest	29.9	25.8
Depreciation	29.5	24.7
Amortization	64.3	59.3
Change in estimated acquisition earnout payables	11.8	3.9

EBITDAC	$187.8	$169.4

Arthur J. Gallagher & Co.

Consolidated Balance Sheet

(Unaudited - in millions except per share data)

	Mar 31, 2017	Dec 31, 2016
Cash and cash equivalents	$564.0	$545.5
Restricted cash	1,258.0	1,392.1
Premiums and fees receivable	2,066.8	1,844.8
Other current assets	594.4	633.7

Total current assets	4,483.2	4,416.1
Fixed assets - net	375.5	377.6
Deferred income taxes (includes tax credit carryforwards of $ 501.3 in 2017 and $ 477.9 in 2016)	806.7	796.5
Other noncurrent assets	536.2	504.3
Goodwill - net	3,896.9	3,767.8
Amortizable intangible assets - net	1,682.1	1,627.3

Total assets	$11,780.6	$11,489.6

Premiums payable to insurance and reinsurance companies	$3,028.2	$2,996.1
Accrued compensation and other accrued liabilities	818.1	772.1
Unearned fees	75.3	69.0
Other current liabilities	63.7	70.9
Premium financing debt	104.4	125.6
Corporate related borrowings - current	695.0	578.0

Total current liabilities	4,784.7	4,611.7
Corporate related borrowings - noncurrent	2,144.7	2,144.6
Other noncurrent liabilities	1,123.9	1,077.5

Total liabilities	8,053.3	7,833.8

Stockholders’ equity:
Common stock - issued and outstanding	179.5	178.3
Capital in excess of par value	3,280.3	3,265.5
Retained earnings	901.8	916.4
Accumulated other comprehensive loss	(699.1)	(763.6)

Total controlling interests stockholders’ equity	3,662.5	3,596.6
Noncontrolling interests	64.8	59.2

Total stockholders’ equity	3,727.3	3,655.8

Total liabilities and stockholders’ equity	$11,780.6	$11,489.6

See “Information Regarding Non-GAAP Measures” on page 7 of 12.

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Arthur J. Gallagher & Co.

Other Information

(Unaudited - data is rounded where indicated)

	1st Q Ended	1st Q Ended
OTHER INFORMATION	Mar 31, 2017	Mar 31, 2016
Basic weighted average shares outstanding (000s)	178,890	177,038
Diluted weighted average shares outstanding (000s)	180,591	177,615
Number of common shares outstanding at end of period (000s)	179,514	177,129
Workforce at end of period (includes acquisitions):
Brokerage	19,116	17,836
Risk Management	5,470	5,428
Total Company	25,284	23,924

Reconciliation of Non-GAAP Measures - Pre-tax Earnings and Diluted Net Earnings per Share (Unaudited)

(Unaudited - in millions except share and per share data)

	Earnings (Loss) Before Income Taxes	Provision (Benefit) for Income Taxes	Net Earnings	Net Earnings (Loss) Attributable to Noncontrolling Interests	Net Earnings (Loss) Attributable to Controlling Interests	Diluted Net Earnings (Loss) per Share
1st Q Ended Mar 31, 2017
Brokerage, as reported	$117.7	$39.6	$78.1	$5.3	$72.8	$0.40
Gains on book sales	(1.4)	(0.4)	(1.0)	—	(1.0)	—
Acquisition integration	2.9	0.9	2.0	—	2.0	0.01
Workforce & lease termination	3.9	1.2	2.7	—	2.7	0.02
Acquisition related adjustments	9.0	2.8	6.2	—	6.2	0.03

Brokerage, as adjusted	$132.1	$44.1	$88.0	$5.3	$82.7	$0.46

Risk Management, as reported	$22.9	$8.6	$14.3	$—	$14.3	$0.08
Workforce & lease termination	0.2	0.1	0.1	—	0.1	—

Risk Management, as adjusted	$23.1	$8.7	$14.4	$—	$14.4	$0.08

Corporate, as reported	$(88.3)	$(63.7)	$(24.6)	$6.8	$(31.4)	$(0.17)
Litigation settlement	5.5	1.1	4.4	—	4.4	0.02
Home office lease termination / move	4.0	1.6	2.4	—	2.4	0.01

Corporate, as adjusted	$(78.8)	$(61.0)	$(17.8)	$6.8	$(24.6)	$(0.14)

1st Q Ended Mar 31, 2016
Brokerage, as reported	$100.0	$34.1	$65.9	$4.5	$61.4	$0.35
Gains on book sales	(2.2)	(0.7)	(1.5)	—	(1.5)	(0.01)
Acquisition integration	14.2	4.2	10.0	—	10.0	0.06
Workforce & lease termination	1.6	0.5	1.1	—	1.1	—
Acquisition related adjustments	0.5	0.2	0.3	—	0.3	—
Levelized foreign currency translation	(0.9)	(0.3)	(0.6)	—	(0.6)	—

Brokerage, as adjusted	$113.2	$38.0	$75.2	$4.5	$70.7	$0.40

Risk Management, as reported	$24.0	$9.0	$15.0	$—	$15.0	$0.08
Workforce & lease termination	0.5	0.2	0.3	—	0.3	0.01
Client run-off	—	—	—	—	—	—
Acquisition related adjustments	—	—	—	—	—	—
Levelized foreign currency translation	0.5	0.2	0.3	—	0.3	—

Risk Management, as adjusted	$25.0	$9.4	$15.6	$—	$15.6	$0.09

Corporate, as reported	$(68.3)	$(45.3)	$(23.0)	$6.9	$(29.9)	$(0.17)
Litigation settlement	4.7	1.0	3.7	—	3.7	0.02

Corporate, as adjusted	$(63.6)	$(44.3)	$(19.3)	$6.9	$(26.2)	$(0.15)

See “Information Regarding Non-GAAP Measures” on page 7 of 12.

Contact:

Ray Iardella

Vice President - Investor Relations

630-285-3661 or ray_iardella@ajg.com

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